EXHIBIT 23






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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-27579, 333-03750, 333-57649, 333-69678,
333-84756, 333-31652 and 333-117088) of CEL-SCI Corporation of our report dated January 12, 2007, relating to the consolidated financial statements, which appears in this Form 10K.

/s/ BDO SEIDMAN, LLP

Bethesda, Maryland

Janaury 16, 2007




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